EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050

ROVI CORPORATION REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

SANTA CLARA, Calif.--(BUSINESS WIRE) - July 30, 2015 - Rovi Corporation (NASDAQ:ROVI) today reported financial results for the second quarter ended June 30, 2015.
The Company reported second quarter revenue of $127.8 million, a decrease of 7% compared to $137.1 million in the second quarter of 2014. Revenues were lower than in the comparable period of the prior year, which benefited from higher Consumer Electronics revenues, in part due to one-time revenues from Samsung. Second quarter 2015 Income from continuing operations, net of tax, was $3.3 million, compared to $2.7 million Loss from continuing operations, net of tax, for the second quarter of 2014. Second quarter Diluted income per share from continuing operations was $0.04, compared to $0.03 Diluted loss per share from continuing operations in the second quarter of 2014. After taking into consideration discontinued operations, the Company reported second quarter Net income of $3.3 million, compared to a Net loss of $2.6 million for the same quarter of 2014. Second quarter Diluted income per share was $0.04, compared to $0.03 Diluted loss per share in the second quarter of 2014.
On a Non-GAAP basis, second quarter Non-GAAP Net Income was $32.7 million, compared to $39.5 million in the second quarter of 2014, and second quarter Non-GAAP Diluted Income Per Share was $0.38, compared to $0.43 in the second quarter of 2014.
Non-GAAP Net Income and Non-GAAP Diluted Income Per Share are defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP results from operations are provided in the tables below.
“During the second quarter, Rovi continued to advance its IP license renewal negotiations with the big-four and we licensed our advanced search and recommendation technology to two major service providers. We continued to advance our analytics business, improved our data operational performance and advanced discussions with operators for our Fan TV solution. I am also pleased with the efforts to contain spending during a quarter of softer sales,” said Tom Carson, President and CEO of Rovi.
“While we are disappointed with the Netflix ruling, we continue to believe in our broader IP licensing business. Our second half focus is on achieving our sales and profit objectives, continuing our big-four renewal negotiations, securing meaningful design wins for our products and continuing to pursue our Netflix litigation.”
Rovi believes its stock is currently undervalued, and the Company intends to repurchase an additional $50 million of the Company’s shares in the third quarter of 2015, under the existing stock repurchase authorization from the Board of Directors.
Business Outlook
Rovi now anticipates fiscal year 2015 revenue of $500 million to $530 million and fiscal year 2015 non-GAAP diluted income per share of $1.35 to $1.60. The low-end of this range assumes no new or one-time revenues are recognized in the second-half of 2015, which the Company considers unlikely. The midpoint of this range assumes approximately the same level of new or one-time revenues in the second half of the year as the Company achieved in the first half of 2015.

Conference Call Information

Rovi management will host a conference call today, July 30, 2015, at 1:30 p.m. PT/4:30 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013) and reference conference ID 79563945. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.
A telephonic replay of the conference call will be available through August 5, 2015 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering conference ID 79563945. A replay of the audio webcast will be available on Rovi Corporation's website shortly after the live call ends and will remain on Rovi Corporation's website until its next quarterly earnings call.
Non-GAAP Information
Rovi Corporation provides Non-GAAP information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Non-GAAP Net Income, Non-GAAP Diluted Income Per Share, Non-GAAP COGS, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx and Non-GAAP Total COGS and OpEx are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Non-GAAP information is not a substitute for any performance measure derived in accordance with GAAP.
Non-GAAP Net Income is defined as GAAP income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, transaction, transition and integration costs, contested proxy election costs, restructuring and asset impairment (benefit) charges, payments to note holders and for expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. While depreciation expense is a non-cash item, it is included in Non-GAAP Net Income as a reasonable proxy for capital expenditures.
Non-GAAP Diluted Income Per Share is calculated using Non-GAAP Net Income.
Non-GAAP COGS is defined as GAAP cost of revenues excluding equity-based compensation and transition and integration expenses.
Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation and transition and integration expenses.
Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, and transaction, transition and integration expenses.
Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, and transaction, transition and integration expenses.
Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, amortization of intangible assets, restructuring and asset impairment (benefit) charges, and transaction, transition and integration expenses.
The Company's management has evaluated and made operating decisions about its business operations primarily based upon Non-GAAP Net Income and Non-GAAP Diluted Income Per Share. Management uses Non-GAAP Income and

Non-GAAP Diluted Income Per Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Non-GAAP financial measures along with GAAP measures. For each such Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment (benefit) charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses. Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.
Management is using these Non-GAAP measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, Non-GAAP financial information helps management track actual performance relative to financial targets. Making Non-GAAP financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.
Management recognizes that the use of Non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Non-GAAP financial information. Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP measures, these Non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical and Non-GAAP results of operations are provided in the tables below.

About Rovi Corporation
Rovi is leading the way to a more personalized entertainment experience. The Company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. The Company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at Rovicorp.com.

Forward Looking Statements
All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues, earnings and expenses, business strategies, anticipated contract signings, and stock repurchases.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the risks associated with the Company’s ongoing sales reorganization, adverse rulings in litigations such as Netflix, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2015 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts

Peter Halt, CFO
Rovi Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
Rovi Corporation
+1 (818) 565-5200
Peter.Ausnit@RoviCorp.com

ROVI BUSINESS AND OPERATING HIGHLIGHTS:

IP Licensing:

•
Worldwide, approximately 181 million subscription Pay-TV households either use a Rovi guide or use a guide under a license from Rovi. Excluding pre-paid Pay-TV licensees, total Rovi Pay-TV subscribers were approximately 131 million.

•
As previously announced, Charter Communications, the fourth-largest cable operator in the United States, signed a new multi-year IP license and licensed i-Guide, Passport Guide, Rovi Metadata, Rovi Search, Recommendation & Conversation Services, and Rovi Analytics.

•	VIZIO, a leading TV manufacturer, renewed a multi-year patent license agreement with Rovi.

•	Funai, a leading consumer electronics manufacturer, extended its product and entertainment discovery patent license agreement with Rovi.

•
SK Broadband, one of the main IPTV providers in Korea delivering TV everywhere (TVE) and video on demand (VOD), signed an entertainment discovery patent license agreement with Rovi. SK Broadband provides mobile TV service to subscribers of SK Telecom, Korea’s largest telecommunications company.

Discovery:

•	Approximately 19 million subscription Pay-TV households use Rovi’s cable television set-top box and digital terminal adapter (DTA) guide products.

•	As previously announced, DISH licensed Rovi’s Search and Conversation Services, allowing for voice recognition inputs.

•	As previously announced, Verizon, the largest U.S. wireless communications service provider, licensed Rovi’s Advanced Search technologies.

•
J:COM (Jupiter Telecommunications), Japan’s largest cable television operator, will deploy new features for G-Guide HTML to power seamless entertainment discovery across live TV programming and video-on-demand (VOD) content, including rich metadata information for catch-up TV.

•	Enhanced Rovi Cloud Platform and Services with additional APIs that include video discovery, remote management, search and recommendation and Metadata distribution.

Metadata:

•	Made Rovi Knowledge Graph available to North American customers to enhance their search and recommendations capabilities with popularity, local data, trending data, and semantic and contextual links.

•	Launched the Rovi Popularity Package in North America offering crowdsourced ratings, as well as trending and all-time popularity data for people and programs.

•	Rovi moved toward real-time data delivery by offering multiple updates per day to address live-event programming changes.

•	A major provider of streaming services expanded its license to use Rovi Music metadata.

Analytics:

•	Continuing multiple commercial deployments and trials of our Rovi Ad Optimizer and Promo Optimizer solutions with service providers and major broadcast and network families.

Other:

•	James E. Meyer was unanimously elected as independent Chairman of Rovi’s Board of Directors.

•	Rovi’s Board of Directors unanimously elected the members of each of its Audit, Compensation, Strategy, and Corporate Governance & Nominating committees.

ROVI CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$127,820	$137,062	$261,845	$279,512
Costs and expenses:
Cost of revenues, excluding amortization of intangible assets	25,669	26,040	53,799	58,536
Research and development	27,017	28,933	55,142	54,490
Selling, general and administrative	39,494	37,494	77,854	72,404
Depreciation	4,448	4,550	8,818	8,951
Amortization of intangible assets	19,236	19,330	38,600	38,020
Restructuring and asset impairment (benefit) charges	(178)	3,505	1,539	5,682
Total costs and expenses	115,686	119,852	235,752	238,083
Operating income from continuing operations	12,134	17,210	26,093	41,429
Interest expense	(11,715)	(13,196)	(24,073)	(26,759)
Interest income and other, net	(183)	1,597	503	1,835
Income (loss) on interest rate swaps	4,399	(4,701)	(5,319)	(7,336)
Loss on debt extinguishment	(20)	—	(120)	—
Income (loss) from continuing operations before income taxes	4,615	910	(2,916)	9,169
Income tax expense	1,277	3,624	9,216	10,200
Income (loss) from continuing operations, net of tax	3,338	(2,714)	(12,132)	(1,031)
Income (loss) from discontinued operations, net of tax	—	74	—	(55,874)
Net income (loss)	$3,338	$(2,640)	$(12,132)	$(56,905)
Basic earnings (loss) per share:
Continuing operations	$0.04	$(0.03)	$(0.14)	$(0.01)
Discontinued operations	—	—	—	(0.61)
Basic earnings (loss) per share	$0.04	$(0.03)	$(0.14)	$(0.62)
Weighted average shares used in computing basic earnings (loss) per share	85,248	91,019	86,767	92,246
Diluted earnings (loss) per share:
Continuing operations	$0.04	$(0.03)	$(0.14)	$(0.01)
Discontinued operations	—	—	—	(0.61)
Diluted earnings (loss) per share	$0.04	$(0.03)	$(0.14)	$(0.62)
Weighted average shares used in computing diluted earnings (loss) per share	85,487	91,019	86,767	92,246

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

ROVI CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2015	December 31, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$115,940	$154,568
Short-term marketable securities	100,896	183,074
Accounts receivable, net	83,847	83,514
Deferred tax assets, net	10,553	18,553
Prepaid expenses and other current assets	14,638	12,851
Total current assets	325,874	452,560
Long-term marketable securities	164,533	131,378
Property and equipment, net	34,563	37,227
Intangible assets, net	424,864	463,348
Goodwill	1,343,543	1,343,652
Other long-term assets	22,961	17,225
Total assets	$2,316,338	$2,445,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$68,776	$83,208
Deferred revenue	19,922	18,399
Current portion of long-term debt	7,000	302,375
Total current liabilities	95,698	403,982
Taxes payable, less current portion	9,483	10,100
Deferred revenue, less current portion	14,755	15,722
Long-term debt, less current portion	1,042,582	804,557
Long-term deferred tax liabilities, net	76,062	80,751
Other long-term liabilities	27,106	24,014
Total liabilities	1,265,686	1,339,126
Stockholders' equity:
Preferred stock	—	—
Common stock	131	131
Treasury stock	(1,113,386)	(1,013,218)
Additional paid-in capital	2,397,069	2,339,817
Accumulated other comprehensive loss	(5,871)	(5,307)
Accumulated deficit	(227,291)	(215,159)
Total stockholders’ equity	1,050,652	1,106,264
Total liabilities and stockholders’ equity	$2,316,338	$2,445,390

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Intellectual Property Licensing Revenues:
Service Provider	$51,301	$49,762	$98,454	$99,842
Consumer Electronics	18,431	22,922	36,297	45,768
Total Intellectual Property Licensing Revenues	69,732	72,684	134,751	145,610

Product Revenues:
Service Provider	50,298	54,291	101,323	102,812
Consumer Electronics	5,368	5,559	10,761	11,687
Other	2,422	4,528	15,010	19,403
Total Product Revenues	58,088	64,378	127,094	133,902

Total Revenues	$127,820	$137,062	$261,845	$279,512

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SALES VERTICAL
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Service Provider	$101,599	$104,053	$199,777	$202,654
Consumer Electronics	23,799	28,481	47,058	57,455
Other	2,422	4,528	15,010	19,403
Total Revenues	$127,820	$137,062	$261,845	$279,512

ROVI CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Income (loss) from continuing operations, net of tax	$3,338	$(2,714)	$(12,132)	$(1,031)
Amortization of intangible assets	19,236	19,330	38,600	38,020
Restructuring and asset impairment (benefit) charges	(178)	3,505	1,539	5,682
Equity-based compensation	10,653	11,980	22,716	22,160
Contested proxy election costs	3,941	—	4,346	—
Transaction, transition and integration expenses	—	1,210	—	1,839
Amortization of note issuance costs	663	932	1,310	1,902
Amortization of convertible note discount	2,864	3,454	5,676	6,843
Mark-to-market (gain) loss related to interest rate swaps	(5,410)	3,998	3,447	6,505
Loss on debt extinguishment	20	—	120	—
Release of Sonic payroll tax withholding liabilities related to stock option review	—	(1,182)	—	(1,182)
Income tax (benefit) expense (1)	(2,440)	(1,010)	1,732	839
Non-GAAP Net Income	$32,687	$39,503	$67,354	$81,577

GAAP Diluted income (loss) per share from continuing operations	$0.04	$(0.03)	$(0.14)	$(0.01)

Non-GAAP Diluted Income Per Share (2)	$0.38	$0.43	$0.77	$0.88

(1) Adjusts tax expense to the Non-GAAP cash tax rate.
(2) Since the Non-GAAP adjustments resulted in Non-GAAP Net earnings, 91,601 shares, 93,011 shares and 87,318 shares were used in computing Non-GAAP Diluted Income Per Share, which includes the dilutive effect of common equivalent shares outstanding for the three and six months ended June 30, 2014, and the six months ended June 30, 2015, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Total Operating costs and expenses	$115,686	$119,852	$235,752	$238,083
Amortization of intangible assets	(19,236)	(19,330)	(38,600)	(38,020)
Restructuring and asset impairment benefit (charges)	178	(3,505)	(1,539)	(5,682)
Equity-based compensation	(10,653)	(11,980)	(22,716)	(22,160)
Contested proxy election costs	(3,941)	—	(4,346)	—
Transaction, transition and integration expenses	—	(1,210)	—	(1,839)
Non-GAAP Total COGS and OpEx	$82,034	$83,827	$168,551	$170,382

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Cost of revenues, excluding amortization of intangible assets	$25,669	$26,040	$53,799	$58,536
Equity-based compensation	(1,253)	(1,302)	(2,835)	(2,774)
Non-GAAP COGS	$24,416	$24,738	$50,964	$55,762

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Research and development expenses	$27,017	$28,933	$55,142	$54,490
Equity-based compensation	(2,911)	(3,601)	(5,004)	(5,814)
Transition and integration expenses	—	(165)	—	(175)
Non-GAAP Research and Development Expenses	$24,106	$25,167	$50,138	$48,501

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Selling, general and administrative expenses	$39,494	$37,494	$77,854	$72,404
Equity-based compensation	(6,489)	(7,077)	(14,877)	(13,572)
Contested proxy election costs	(3,941)	—	(4,346)	—
Transaction, transition and integration expenses	—	(1,045)	—	(1,664)
Non-GAAP Selling, General and Administrative Expenses	$29,064	$29,372	$58,631	$57,168